Exhibit 99.1

Eastern Insurance Holdings, Inc. Eastern Alliance Insurance Group Eastern Life & Health Insurance Company Employers Alliance, Inc.

DATE: February 12, 2009	FINANCIAL CONTACT:
Kevin Shook, Treasurer and CFO
(717) 735-1660
kshook@eains.com

FOR IMMEDIATE RELEASE

EASTERN INSURANCE HOLDINGS, INC.

ANNOUNCES FOURTH QUARTER 2008 RESULTS

Lancaster, Pa., February 12, 2009 – Eastern Insurance Holdings, Inc. (“EIHI”) (NASDAQ: EIHI) today reported earnings for the three months ended December 31, 2008. In spite of strong results in our workers’ compensation insurance and group benefits insurance segments, EIHI reported a net loss of $18.4 million, or $2.10 per diluted share, for the fourth quarter of 2008, compared to net income of $7.7 million, or $0.76 per diluted share, for the same period in 2007. The net loss of $2.10 per diluted share includes net realized investment losses of $0.46 per diluted share, limited partnership investment losses of $0.16 per diluted share, an increase in losses and loss adjustment expenses in the run-off specialty reinsurance segment of $1.58 per diluted share and the write-off of the run-off specialty reinsurance segment deferred tax asset of $0.24 per diluted share, which in total reduced EIHI’s diluted earnings per share by $2.44. EIHI’s diluted book value per share was $14.13 as of December 31, 2008.

“For the second consecutive quarter, strong operating results in our core products were overshadowed by an increase in the reserves for losses and loss adjustment expenses in the run-off specialty reinsurance segment and the continued unprecedented deterioration of the financial markets,” said Bruce M. Eckert, Chief Executive Officer. “Every quarter of 2008 produced solid operating results in both of our core insurance segments, culminating in the fourth quarter, with a workers’ compensation insurance combined ratio of 81.3 percent and a combined ratio in group benefits insurance of 93.7 percent. For all of 2008, combined ratios in workers’ compensation insurance and group benefits insurance were 80.2 percent and 97.3 percent, respectively. Both combined ratios, will, I believe, be among the industry leaders in their respective lines of business. I was extremely pleased with the 2008 direct written premium organic growth of 9.9 percent achieved in our very profitable workers’ compensation insurance business and am equally pleased with the January 2009 production within this segment.”

Eckert added, “We again experienced investment declines as indicated by after-tax net realized losses of $5.0 million for the three months ended December 31, 2008, the majority of which relates to other-than-temporary impairments on our equity portfolio. We also recorded an after-tax loss on our limited partnership portfolio of $1.4 million, which was not recorded as an other-than-temporary decline, but rather in accordance with an accounting convention that requires changes in the market value of limited partnership investments be recorded in the statement of operations.”

Eckert continued, “The most significant disappointment, which occurred not only in the fourth quarter, but throughout 2008, was the performance of our run-off specialty reinsurance segment,

The Eastern Alliance Insurance Building • 25 Race Avenue • P.O. Box 83777 • Lancaster, PA 17608-3777

1.888.654.7100 • Fax 717.399.3781 • www.easterninsuranceholdings.com • www.eains.com • www.elhins.com

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

February 12, 2009

which was placed in run-off at mid-year. The reserves for losses and loss adjustment expenses in this segment were increased by $13.9 million during the fourth quarter of 2008 due to claim issues identified during the annual audit of the ceding company’s claim records, which was conducted in January 2009. The poor results in our run-off specialty reinsurance segment were exacerbated by the write-off of its deferred tax asset due to the lack of projected future taxable income in this segment to utilize current net operating losses. We have already begun to identify future tax planning strategies to utilize the net operating losses in future periods; however, we expect that any recognition of these tax benefits would occur over a significant period of time.”

Consolidated highlights for the fourth quarter include:

•

Revenue for the fourth quarter of 2008 decreased $8.0 million to $30.1 million, compared to $38.1 million for the same period in 2007. The decrease in revenue is due primarily to a decrease in net investment income and an increase in net realized investment losses and losses from limited partnerships, partially offset by an increase in earned premium. Net premiums earned increased during the fourth quarter despite a $2.8 million earned premium reduction from the fourth quarter of 2007 compared to the same period in 2008 in the run-off specialty reinsurance segment;

•

Net premiums earned increased $2.1 million to $36.4 million in the fourth quarter of 2008 from $34.3 million during the same period in 2007. Consolidated net premiums earned increased 6.1 percent due primarily to the organic growth in workers’ compensation premium and the acquisition of Employers Security Insurance Company partially offset by the termination of the reinsurance treaty effective July 1, 2008 that comprised the run-off specialty reinsurance segment;

•

Net investment income decreased $600,000 to $2.2 million ($1.6 million after-tax) for the three months ended December 31, 2008, compared to $2.8 million ($2.0 million after-tax) for the same period in 2007. The decrease in net investment income is due primarily to a decrease in overall invested assets;

•

The change in equity interest in other long-term investments decreased $2.3 million to a loss of $2.0 million ($1.4 million after-tax) for the three months ended December 31, 2008, compared to income of $346,000 ($225,000 after-tax) for the same period in 2007;

•

Net realized investment losses increased $7.5 million to $6.9 million ($5.0 million after-tax) for the three months ended December 31, 2008, compared to net realized investment gains of $567,000 ($417,000 after-tax) for the same period in 2007. Net realized investment losses for 2008 include $6.0 million ($4.4 million after-tax) of other-than-temporary impairments, primarily on equity securities;

•

No favorable loss reserve development on prior accident years was recorded in the workers’ compensation insurance segment for the three months ended December 31, 2008, compared to $3.9 million ($2.5 million after-tax) for the same period in 2007;

•

The reserves for losses and loss adjustment expense in the run-off specialty reinsurance segment were increased $13.9 million ($13.9 million after-tax) during the fourth quarter of 2008 due to claim issues identified during the annual audit of the

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

February 12, 2009

ceding company’s claim records. During its January 2009 ceding company claims audit, EIHI identified that the recent unfavorable loss reserve development on its underground storage tank business was primarily the result of states requiring quicker and more extensive remediation of sites in order to better preserve the environment, increased construction costs in the ceding company’s underwriting territories and in litigated cases, the courts appear to be ruling more in favor of environmental protection than enforcing coverage issues under the ceding company’ insurance policies. The claim audit results were communicated to and corroborated by the ceding company. The $13.9 million increase in the reserves for losses and loss adjustment expenses represents the estimated impact that the aforementioned identified issues may have on the remaining claim inventory;

•	After-tax intangible asset amortization expense of $253,000 was recorded for the three months ended December 31, 2008, compared to $283,000 for the fourth quarter of 2007; and

•

The net deferred tax asset in the run-off specialty reinsurance segment was reduced to zero, which negatively impacted results by $2.1 million. The run-off specialty reinsurance business resides at Eastern Re Ltd., SPC, a foreign corporation, and the deferred tax asset primarily relates to net operating loss carryforwards. Foreign net operating loss carryforwards cannot be used to offset income generated by United States corporations. Accordingly, the run-off specialty reinsurance business must demonstrate that it can generate sufficient future foreign income in the foreseeable future to utilize the foreign net operating losses. Considering recent historical losses, management believes it is unlikely Eastern Re will generate sufficient taxable income in the foreseeable future, which is generally defined as within the next year. We have already begun to identify future tax planning strategies that may permit us to utilize the net operating losses in future periods.

Weighted average fully diluted shares considered outstanding used to calculate diluted earnings per share for the three months ended December 31, 2008 and 2007 consisted of the following:

	2008	2007
Shares from stock offering, net of ESOP shares	6,727,500	6,727,500
Shares issued to EHC shareholders	3,876,048	3,876,048
Weighted average ESOP shares	180,934	105,981
Weighted average restricted stock shares[1]	49,335	38,213
Weighted average treasury shares purchased	(2,069,000)	(951,811)
Stock warrants[1]	—	306,099

Total	8,764,818	10,102,030

[1]	Stock warrants of 306,099 and restricted stock of 11,099 were anti-dilutive to diluted earnings per share and, accordingly, were excluded from the calculation.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

February 12, 2009

Segment Operating Results

Workers’ Compensation Insurance

EIHI’s workers’ compensation insurance segment reported net income of $356,000 for the fourth quarter of 2008, compared to $5.9 million for the fourth quarter of 2007. Highlights for the fourth quarter include:

•	The combined ratio was 81.3 percent for the fourth quarter of 2008, compared to 51.3 percent for the same period last year;

•	Direct written premiums increased to $18.8 million for the three months ended December 31, 2008, compared to $13.1 million for the same period in 2007, an increase of 43.5 percent;

•	Net premiums earned increased to $20.0 million for the fourth quarter of 2008, compared with $15.4 million for the fourth quarter of 2007, an increase of 29.9 percent;

•

Audit premium, which results from an examination of the policyholders’ payroll and other records, resulted in the Company recording additional premium of $475,000 for the fourth quarter of 2008, compared to $495,000 for the same period in 2007;

•	Net investment income was $1.0 million for the fourth quarter of 2008, compared to $1.1 million for the same period in 2007;

•

The change in equity interest in other long-term investments decreased $1.3 million to a loss of $1.1 million for the three months ended December 31, 2008, compared to income of $202,000 for the same period in 2007;

•

After-tax net realized investment losses of $2.2 million were recorded for the three months ended December 31, 2008, compared to after-tax net realized investment gains of $34,000 for the same period in 2007;

•

The accident year loss and LAE ratio was 60.0 percent for the three months ended December 31, 2008 and 2007. For the three months ended December 31, 2008, no favorable loss reserve development on prior accident years was recorded, compared to favorable loss reserve development on prior accident years of $3.9 million in the fourth quarter of 2007, which decreased the 2007 loss ratio by 25.3 percentage points; and

•

The expense ratio was 20.8 percent for the three months ended December 31, 2008, compared to 14.5 percent for the same period in 2007. The increase in the expense ratio is primarily due to start-up costs associated with EIHI’s expansion into the Southeast and the Company’s state licensing initiatives. Furthermore, EIHI did not receive an assessment from the Pennsylvania Workers’ Compensation Security Fund in 2007, which lowered the 2007 workers’ compensation expense ratio by 6.0 points.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

February 12, 2009

Segregated Portfolio Cell Reinsurance

The segregated portfolio cell reinsurance segment added two new programs for the year ended December 31, 2008, bringing the total number of active programs to fifteen. Activity in this segment has increased despite current economic trends, largely as a result of our expansion into the Southeast and Midwest markets.

Group Benefits Insurance

EIHI’s group benefits insurance segment reported a net loss of $1.0 million for the three months ended December 31, 2008, compared to net income of $1.6 million for the same period in 2007. Highlights for the fourth quarter include:

•	The combined ratio was 93.7 percent for the fourth quarter of 2008, compared to 86.8 percent for the same period last year;

•	Net premiums earned were $9.2 million for the fourth quarter of 2008, compared to $9.3 million in 2007;

•

Net investment income was $554,000 for the fourth quarter of 2008, compared to $763,000 for the fourth quarter of 2007. The decrease in net investment income is due primarily to a decrease in the invested asset base;

•

The change in equity interest of other long-term investments decreased $600,000 to a loss of $567,000 for the three months ended December 31, 2008, compared to income of $111,000 for the same period in 2007;

•

After-tax net realized investment losses of $1.4 million were recorded for the three months ended December 31, 2008, compared to after-tax net realized investment gains of $120,000 for the same period in 2007;

•	The calendar year loss and LAE ratio was 62.5 percent for the three months ended December 31, 2008, compared to 59.8 percent for the same period in 2007; and

•	The expense ratio was 31.2 percent for the three months ended December 31, 2008, compared to 26.9 percent for the same period in 2007.

Run-Off Specialty Reinsurance

Prior to July 1, 2008, business in the run-off specialty reinsurance segment was assumed through participation in a reinsurance treaty with an unaffiliated ceding company related to an underground storage tank insurance program, referred to as “EnviroGuard,” and a non-hazardous waste transportation product, referred to as “EIA Liability.” Effective July 1, 2008, EIHI terminated the reinsurance treaty that comprised the run-off specialty reinsurance segment.

EIHI’s run-off specialty reinsurance segment reported a net loss of $16.6 million for the fourth quarter of 2008, compared to net income of $271,000 for the same period last year. Highlights for the fourth quarter include:

•

Net premiums earned were $932,000 for the fourth quarter of 2008, compared to $3.7 million in 2007. The decrease in net premiums earned is due to the July 1, 2008 termination of the reinsurance treaty that comprised the run-off specialty reinsurance segment;

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

February 12, 2009

•	Net investment income was $308,000 for the three months ended December 31, 2008, compared to $372,000 for the same period last year;

•

The change in equity interest of other long-term investments decreased $368,000 to a loss of $335,000 for the three months ended December 31, 2008, compared to income of $33,000 for the same period in 2007; and

•	After-tax net realized investment losses of $473,000 were recorded for the three months ended December 31, 2008, compared to net realized investment gains of $12,000 for the same period in 2007.

Corporate and Other

The corporate and other segment primarily includes corporate expenses and EIHI’s third party administration business. The corporate and other segment recorded a net loss of $1.2 million for the three months ended December 31, 2008, compared to a net loss of $117,000 for the same period in 2007. The 2007 net loss included a tax-related purchase accounting adjustment of $836,000, which decreased the net loss in 2007.

Financial Condition

Total assets were $377.3 million as of December 31, 2008. Shareholders’ equity was $138.1 million as of December 31, 2008. During the fourth quarter of 2008, the Company repurchased 39,203 common shares at a total cost of $347,553, representing a weighted average price of $8.87 per share. As of December 31, 2008, EIHI’s book value per share and diluted book value per share were $14.52 and $14.13, respectively. Outstanding shares used to calculate book value per share and diluted book value per share were 9,512,366 and 10,467,653, respectively, as of December 31, 2008. The basic book value per share calculation includes the impact of restricted stock awards of 251,675 shares. The diluted book value per share calculation includes the additional impact of warrants to purchase 306,099 common shares, which have an exercise price of $1.63 per share and stock options to purchase 649,188 common shares, which have a weighted average exercise price of $14.36.

Conference Call with Investors

EIHI will hold a conference call with investors beginning at 10:00 a.m. Eastern Time on Friday, February 13, 2009 to review the Company’s 2008 fourth quarter results. The conference call will be available via a live webcast accessed through the Investor Relations section of www.easterninsuranceholdings.com. The dial-in numbers for the conference call are as follows:

Live Call
800-860-2442 (Domestic)
412-858-4600 (International)

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

February 12, 2009

A replay of the conference call will be available through February 23, 2009, at 877-344-7529 (domestic) and 412-317-0088 (international). The replay passcode for the conference call is 427503. An online archive of the webcast will be available on the Investor Relations section of www.easterninsuranceholdings.com.

Consolidated Financial Results

Set forth in the tables below are the unaudited consolidated balance sheets as of December 31, 2008 and December 31, 2007 and unaudited results of operations for the three months and years ended December 31, 2008 and 2007.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

February 12, 2009

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share and per share data)

	December 31, 2008	December 31, 2007
ASSETS
Investments:
Fixed income securities, at estimated fair value (amortized cost, $180,102; $202,039)	$183,136	$205,785
Convertible bonds, at estimated fair value (amortized cost, $13,783; $14,232)	12,346	15,478
Equity securities, at estimated fair value (cost, $22,287; $19,578)	17,162	20,541
Other long-term investments at estimated fair value (cost, $10,586; $10,386)	9,519	11,317

Total investments	222,163	253,121

Cash and cash equivalents	52,875	45,940
Accrued investment income	2,058	2,290
Premiums receivable (net of allowance, $581; $558)	29,615	26,846
Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses	29,637	26,303
Deferred acquisition costs	5,760	6,257
Deferred income taxes, net	6,281	1,229
Federal income taxes recoverable	16	846
Intangible assets	9,179	6,372
Goodwill	10,752	7,992
Other assets	8,975	8,322

Total assets	$377,311	$385,518

LIABILITIES
Reserves for unpaid losses and loss adjustment expenses	$159,117	$129,788
Unearned premium reserves	42,365	39,826
Advance premium	1,594	1,380
Accounts payable and accrued expenses	13,136	8,422
Ceded reinsurance balances payable	6,886	6,762
Benefit plan liabilities	497	334
Segregated portfolio cell dividend payable	13,140	13,168
Loan payable	2,439	—
Junior subordinated debentures	—	8,007

Total liabilities	239,174	207,687

Commitments and contingencies
SHAREHOLDERS’ EQUITY
Series A preferred stock, par value $0, auth. shares—5,000,000; no shares issued and outstanding	—	—
Common capital stock, par value $0, auth. shares—20,000,000; issued—11,602,723 and 11,597,723, respectively; outstanding—9,512,366 and 10,580,858, respectively	—	—
Unearned ESOP compensation	(5,606)	(6,354)
Additional paid in capital	111,772	110,166
Treasury stock, at cost (2,090,357 and 1,016,865 shares, respectively)	(32,655)	(15,589)
Retained earnings	66,492	86,363
Accumulated other comprehensive (loss) income, net	(1,866)	3,245

Total shareholders’ equity	138,137	177,831

Total liabilities and shareholders’ equity	$377,311	$385,518

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

February 12, 2009

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED STATEMENTS OF INCOME

(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Years Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Revenue:
Net premiums earned	$36,444	$34,269	$135,807	$129,495
Net investment income	2,224	2,755	9,631	11,669
Change in equity interest in other long-term investments	(2,005)	346	(3,970)	759
Net realized investment (losses) gains	(6,904)	567	(11,117)	2,888
Other revenue	331	166	853	683

Total revenue	30,090	38,103	131,204	145,494

Expenses:
Losses and loss adjustment expenses incurred	36,258	15,620	99,188	73,588
Acquisition and other underwriting expenses	4,694	3,809	18,918	17,056
Other expenses	6,225	5,805	25,338	21,801
Amortization of intangible assets	389	435	1,373	1,738
Policyholder dividends	298	194	551	543
Segregated portfolio dividend expense	(447)	2,250	2,155	4,423

Total expenses	47,417	28,113	147,523	119,149

(Loss) income before income taxes	(17,327)	9,990	(16,319)	26,345
Income tax expense	1,044	2,333	1,064	7,662

Net (loss) income	$(18,371)	$7,657	$(17,383)	$18,683

Earnings per share (EPS):
Basic shares outstanding	8,764,818	9,757,718	8,954,097	10,264,369
Basis EPS	$(2.10)	$0.78	$(1.94)	$1.82

Diluted shares outstanding	8,764,818	10,102,030	8,954,097	10,604,349
Diluted EPS	$(2.10)	$0.76	$(1.94)	$1.76

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

February 12, 2009

Cautionary Statement

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; the geographic concentration of our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes, a failure to realize our investment objectives; the effects of intense competition; the loss of one or more principal employees; the inability to acquire additional capital on favorable terms; a failure of independent insurance brokers to adequately market our products; and the effects of acts of terrorism or war. More information about these and other factors that potentially could affect our financial results is included in our Form 10-K, filed with the U.S. Securities and Exchange Commission and in our other public filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements.